EXHIBIT 16.1

               [Letterhead of Arthur Andersen LLP]




Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

May 23, 2000

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated May 22, 2000 of Three Rivers Bancorp, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,



ARTHUR ANDERSEN LLP

cc:  Mr. Anthony M.V. Eramo
     Vice President and Chief Financial Officer
     Three Rivers Bancorp, Inc.